VISTA ENVIRONMENTAL INFORMATION, INC.
                             1993 STOCK OPTION PLAN


                             I. PURPOSES OF THE PLAN

         (a) This 1993 Stock Option Plan (the "Plan") is intended to promote the interests of Vista Environmental Information, Inc., a Delaware corporation (the "Company") by providing a method whereby (i) key employees (including officers and directors) of the Company (or its parent or subsidiary corporations) responsible for the management, growth and financial success of the Company (or its parent or subsidiary corporations), (ii) the non-employee members of the Company's Board of Directors and/or advisory board of the Company (or its parent or subsidiary corporations) and (iii) consultants, independent contractors and other entities who provide valuable services to or have a business relationship with the Company (or its parent or subsidiary corporations) may be offered incentives and rewards which will encourage them to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Company and continue to render services to and/or to further such relationship with the Company (or its parent or subsidiary corporations).

         (b) For purposes of the Plan, the following provisions shall be applicable in determining the parent and subsidiary corporations of the Company:

                  (i) Any corporation (other than the Company) in an unbroken chain of corporations ending with the Company shall be considered to be a parent corporation of the Company, provided each such corporation in the unbroken chain (other than the Company) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                  (ii) Each corporation (other than the Company) in an unbroken chain of corporations beginning with the Company shall be considered to be a subsidiary of the Company, provided each such corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.


                         II. ADMINISTRATION OF THE PLAN

         (a) At all times prior to the time that a class of equity securities of the Company is registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act" or "Exchange Act"), the Plan shall be administered by the Board of Directors (the "Board") of the Company. The Board, however, may at any time appoint a committee ("Committee") of three (3) or more members of the Board and delegate to such Committee one or more of the administrative powers allocated to the Board under the provisions of the Plan, including (without limitation) the power to grant options under the Plan and administer the option surrender and option acceleration provisions of the Plan. Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time. The Board may also at any time terminate the functions of the Committee and reassume all powers and authority previously delegated to the Committee.

         (b) At or prior to the time the Company has a class of equity securities registered under Section 12 of the Exchange Act, the Board shall appoint the Committee (if it has not already been appointed) of three (3) or more members of the Board and delegate to such Committee all of the administrative functions allocated to the Board under the provisions of the Plan. The Committee shall consist of no fewer than three (3) members of the Board, each of whom shall be a "disinterested person" within the meaning of Rule 16b-3 (or any successor rule or regulation) promulgated under the Exchange Act. A majority of the members of the Committee shall constitute a quorum, and the act of a majority of the members of the Committee shall be the act of the Committee. Any member of the Committee may be removed at any time either with or without cause by resolution adopted by the Board, and any vacancy on the Committee may at any time be filled by resolution adopted by the Board. Any or all of the powers and functions of the Committee may at any time and from time to time be exercised by the Board or an executive committee thereof, provided, however, that, with respect to the participation in the Plan of employees who are members of the Board or of the executive committee (as the case may be), such powers and functions of the Committee may be exercised by the Board or the executive committee only if, at the time of such exercise, a majority of the members of the entire Board and a majority of the directors acting in the particular matter, or all of the members of the executive committee, as the case may be, are "disinterested persons" within the meaning of Rule 16b-3 (or any successor rule or regulation) promulgated under the Exchange Act.

         (c) The Plan Administrator (either the Board or the Committee, to the extent the Committee is at the time responsible for the administration of the
Plan) shall have full power and authority (subject to the provisions of the
Plan) to establish such rules and regulations as it may deem appropriate for the proper administration of the Plan and to make such determinations under, and issue such interpretations of, the Plan and any outstanding option as it may deem necessary or advisable. Decisions of the Plan Administrator shall be final and binding on all parties who have an interest in the Plan or any outstanding option.


                       III. ELIGIBILITY FOR OPTION GRANTS

         (a) The persons eligible to receive option grants under the Plan are as follows:

                  (i) key employees (including officers and directors) of the Company (or its parent or subsidiary corporations) who render services which contribute to the success and growth of the Company (or its parent or subsidiary corporations) or which may reasonably be anticipated to contribute to the future success and growth of the Company (or its parent or subsidiary corporations);

                  (ii) the non-employee members of the Board or the non-employee members of any advisory board of the Company (or its parent or subsidiary corporations); and

                  (iii) those consultants, independent contractors or other entities who provide valuable services to, or have a business relationship with, the Company (or its parent or subsidiary corporations).

         (b) The Plan Administrator shall have full authority to determine which eligible individuals are to receive option grants under the Plan, the number of shares to be covered by each such grant, whether the granted option is to be an incentive stock option ("Incentive Option") which satisfies the requirements of
Section 422 of the Internal Revenue Code or a non-statutory option not intended to meet such requirements, the time or times at which each such option is to become exercisable, and the maximum term for which the option is to be outstanding.


                          IV. STOCK SUBJECT TO THE PLAN

         (a) The stock issuable under the Plan shall be shares of the Company's authorized but unissued or reacquired Class B Non-Voting Common Stock (the "Common Stock"). The aggregate number of shares which may be issued under the Plan shall not exceed 2,400,000 shares. The total number of shares issuable under the Plan shall be subject to (i) adjustment from time to time in accordance with Section IV(c) of the Plan, (ii) reduction, on a share-for-share basis, by the number of shares issued (including options therefor) from time to time under the Company's 1991 Stock Option Plan, and (iii) reduction, on a share-for-share basis, by the number of shares issued (or options therefor) previously under the Environmental Audit, Inc. ("EAI") Stock Option Plan and exchanged for options to purchase the Company's Common Stock in connection with the merger of EAI into the Company.

         (b) Should an option be terminated for any reason without being exercised or surrendered in whole or in part (including options cancelled in accordance with the cancellation- regrant provisions of Section VIII of the
Plan), the shares subject to the portion of the option not so exercised or surrendered shall be available for subsequent option grants under the Plan. Shares subject to any option or portion thereof surrendered in accordance with
Section IX of the Plan shall not be available for subsequent option grants under the Plan.

         (c) In the event any change is made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, combination of shares, exchange of shares or other similar transaction affecting the outstanding Common Stock as a class without receipt of consideration, then appropriate adjustments will be made to (i) the aggregate number of shares issuable under the Plan and
(ii) the number of shares and price per share of the Common Stock subject to each outstanding option in order to prevent the dilution or enlargement of benefits thereunder.


                       V. TERMS AND CONDITIONS OF OPTIONS

         Options granted pursuant to the Plan shall be authorized by action of the Plan Administrator and may, at the Plan Administrator's discretion, be either Incentive Options (as more fully described in Section VI of the Plan) or non-statutory options. Individuals who are not employees of the Company or its parent or subsidiary corporations may only be granted non-statutory options. Each granted option shall be evidenced by one or more instruments in the form approved by the Plan Administrator; provided, however, that each such instrument shall comply with and incorporate the terms and conditions specified herein. Each instrument evidencing an Incentive Option shall, in addition, be subject to the applicable provisions of Section VI.

         1. Option Price.

                  A. The option price per share shall be fixed by the Plan Administrator, subject to the provisions of Section V.1.B. below.

                  B. The option price per share of an Incentive Option shall be equal to the Fair Market Value of one share of Common Stock as of the date of the grant. If any individual to whom an Incentive Option is to be granted pursuant to the provisions of the Plan is on the date of grant the owner of stock (as determined under Section 424(d) of the Internal Revenue Code) possessing 10% or more of the total combined voting power of all classes of stock of the Company or any one of its parent or subsidiary corporations (such person to be herein referred to as a 10% Stockholder), then the option price per share of the Common Stock subject to an Incentive Option shall not be less than one hundred and ten percent (110%) of the Fair Market Value of one share of Common Stock on the date of grant.

                  C. The option price shall become immediately due upon exercise of the option and shall, subject to the provisions of Section X and the instrument evidencing the grant, be payable in one of the alternative forms specified below:

                           (i) full payment in cash or cash equivalents; or

                           (ii) full payment in shares of Common Stock of the
                  Company having a Fair Market Value on the Exercise Date (as such term is defined below) in an amount equal to the Option Price; or

                           (iii) full payment in a combination of shares of
                  Common Stock of the Company valued at Fair Market Value on the Exercise Date and cash or cash equivalents, equal in the aggregate to the Option Price; or

                           (iv) any other form which the Plan Administrator may,
                  in its discretion, approve in the instrument evidencing the grant of the option.

                  For purposes of this subparagraph C, the Exercise Date shall be the first date on which the Company shall have received both written notice of the exercise of the option and payment of the option price for the purchased shares.

                  D. The Fair Market Value of a share of Common Stock on any relevant date under subparagraph A, B or C above (and for all other valuation purposes under the Plan) shall be determined in accordance with the following provisions:

                           (i) If the Common Stock is not at the time listed or
                  admitted to trading on any stock exchange but is traded in the over-the-counter market, the Fair Market Value shall be the mean between the highest bid and lowest asked prices (or, if such information is available, the closing selling price) of one share of Common Stock on the date in question in the over-the-counter market, as such prices are reported by the National Association of Securities Dealers through its NASDAQ system or any successor system. If there are no reported bid and asked prices (or closing selling price) for the Common Stock on the date in question, then the mean between the highest bid price and lowest asked price (or the closing selling price) on the last preceding date for which such quotations exist shall be determinative of Fair Market Value.

                           (ii) If the Common Stock is at the time listed or
                  admitted to trading on any stock exchange, then the fair market value shall be the closing selling price of one share of Common Stock on the date in question on the stock exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on such exchange on the date in question, then the Fair Market Value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

                           (iii) If the Common Stock at the time is neither
                  listed nor admitted to trading on any stock exchange nor traded in the over-the-counter market, then the Fair Market Value shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate, including one or more independent professional appraisals.

         2. Term and Exercise of Options. Each option granted under the Plan shall be exercisable at such time or times, during such period, and for such number of shares as shall be determined by the Plan Administrator and set forth in the instrument evidencing such option; provided, however, that no such option shall have a term in excess of ten (10) years from the grant date and provided further, however, that no such option granted to a 10% Stockholder shall have a term in excess of five (5) years from the grant date. During the lifetime of the optionee, the option shall be exercisable only by the optionee and shall not be assignable or transferable by the optionee otherwise than by will or by the laws of descent and distribution.

         3. Effect of Termination of Employment.

                  A. Should an optionee cease to be a Service Provider (as determined under subparagraph V.3.E below) of the Company for any reason (including death or permanent disability as defined in Section 105(d)(4) of the Internal Revenue Code) while the holder of one or more outstanding options granted to such optionee under the Plan, then such option or options shall not (except to the extent otherwise provided pursuant to Section XI below) remain exercisable for more than a twelve
         (12) month period (or such shorter period determined by the Plan Administrator and specified in the instrument evidencing the grant) following the date of such cessation of Service Provider status; provided, however, that under no circumstances shall such options be exercisable after the specified expiration date of the option term. Notwithstanding the foregoing, such shorter period as determined by the Plan Administrator shall in no event be less than: (i) six (6) months in the event that employment termination is due to the death or disability of optionee and (ii) thirty (30) days in the event that cessation of Service Provider status is due to any other reason, except that the foregoing provisions shall not apply with respect to cessation of Service Provider status due to an event described in subparagraph V.3.C below. Each such option shall, during such twelve (12) month or shorter period, be exercisable only to the extent of the number of shares (if any) for which the option is exercisable on the date of such cessation of Service Provider status. Upon the expiration of such twelve (12) month or shorter period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be exercisable.

                  B. Any option granted to an optionee under the Plan and exercisable in whole or in part on the date of the optionee's death may be subsequently exercised, but only to the extent of the number of shares (if any) for which the option is exercisable on the date of the optionee's death, by the personal representative of the optionee's estate or by the person or persons to whom the option is transferred pursuant to the optionee's will or in accordance with the laws of descent and distribution, provided and only if such exercise occurs prior to the earlier of (i) the first anniversary of the date of the optionee's death or (ii) the specified expiration date of the option term. Upon the occurrence of the earlier event, the option shall terminate and cease to be exercisable.

                  C. If (i) the optionee's status as a Service Provider is terminated for willful misconduct, theft, fraud, embezzlement or any unauthorized disclosure or use of confidential information or trade secrets or (ii) the optionee makes or attempts to make any unauthorized use or disclosure of confidential information or trade secrets of the Company or its parent or subsidiary corporations, then in any such event all outstanding options granted the optionee under the Plan shall terminate and cease to be exercisable immediately upon such termination of Service Provider status or such unauthorized use or disclosure of confidential information or trade secrets or attempt thereof.

                  D. Notwithstanding subparagraphs A and B above, the Plan Administrator shall have complete discretion, exercisable either at the time the option is granted or at the time the optionee ceases Service Provider status, to establish as a provision applicable to the exercise of one or more options granted under the Plan that during the limited period of exercisability following the cessation of Service Provider status as provided in Section V.3.A above, the option may be exercised not only with respect to the number of shares for which it is exercisable at the time of the optionee's cessation of Service Provider status but also with respect to one or more subsequent installments (or portions thereof) of purchasable shares for which the option would otherwise have become exercisable had such cessation of Service Provider status not occurred.

                  E. For purposes of the foregoing provisions of this Section
         V.3 (and all other provisions of the Plan), the optionee shall be deemed to be a Service Provider to the Company for so long as the optionee renders services on a periodic basis to the Company or one or more of its parent or subsidiary corporations in the capacity of an Employee, a non-employee member of the Board of Directors or an independent consultant or adviser. The optionee shall be considered to be an Employee for so long as the optionee remains in the employ of the Company or one or more of its parent or subsidiary corporations.

         4. Stockholder Rights. An optionee shall have none of the rights of a stockholder with respect to any shares covered by the option until such individual shall have duly exercised the option and paid the option price.

         5. Transfer Restrictions. The Plan Administrator shall have the authority to establish as a term and condition of one or more options granted under the Plan that the Company shall have a right of first refusal with respect to any proposed sale or other disposition by the optionee (or any successor in interest by reason of purchase, gift or other mode of transfer) and repurchase right upon marital dissolution of any shares of Common Stock issued upon the exercise of such options. Any such right of first refusal and repurchase right upon marital dissolution shall be exercisable by the Company (or its assignees) in accordance with the terms and conditions set forth in the instrument evidencing such right.

                              VI. INCENTIVE OPTIONS

         The terms and conditions specified below shall be applicable to all Incentive Options granted under the Plan. Incentive Options may only be granted to individuals who are Employees of the Company. Options which are specifically designated as "non-statutory" options when issued under the Plan shall not be subject to the terms and conditions specified below.

         (a) Option Price. The option price per share of the Common Stock subject to an Incentive Option shall in no event be less than one hundred percent (100%) of the fair market value of a share of Common Stock on the date of grant.

         (b) Dollar Limitation. The aggregate fair market value (determined as of the respective date or dates of grant) of the Common Stock for which one or more options granted to any Employee under this Plan (or any other option plan of the Company or its parent or subsidiary corporations) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability thereof as Incentive Options shall be applied on the basis of the order in which such options are granted. However, any options which fail to qualify as Incentive Options due to the foregoing limitation shall be treated as non-statutory options subject to the terms of the Plan and the instrument evidencing their grant.

         Except as modified by the preceding provisions of this Section VI, all the provisions of the Plan shall be applicable to the Incentive Options granted hereunder.

                  VII. CORPORATE TRANSACTIONS/CHANGE IN CONTROL

         (a) In the event of any of the following transactions (a "Corporate Transaction"):

                  (i) a merger or acquisition in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the State of the Company's incorporation,

                  (ii) the sale, transfer or other disposition of all or substantially all of the assets or stock of the Company, or

                  (iii) any other corporate merger, reorganization or business combination in which fifty percent (50%) or more of the Company's outstanding voting stock is transferred to different holders in a single transaction or a series of related transactions, then the exercisability of each option outstanding under the Plan shall be automatically accelerated so that each such option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable five days prior to the Corporate Transaction with respect to the total number of shares of Common Stock purchasable under such option and may be exercised for all or any portion of such shares. However, an outstanding option under the Plan shall not be so accelerated if and to the extent that (i) such option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation or parent thereof or be replaced with a comparable option to purchase shares of the capital stock of the successor corporation or parent thereof, or (ii) such option is to be replaced by a comparable cash incentive program of the successor corporation based on the value of the option at the time of the Corporate Transaction, or (iii) the acceleration of such option is subject to other applicable limitations imposed by the Plan Administrator at the time of grant. The determination of comparability under clause (i) or (ii) above shall be made by the Plan Administrator and its determination should be final, binding and conclusive.

         (b) With respect to any Change in Control (as defined below), the Plan Administrator shall have full power and authority, exercisable either in advance of any actually-anticipated Change in Control or at the time of an actual Change in Control, to provide for the acceleration of each option outstanding under the Plan which is not then fully exercisable so that each such option shall become fully exercisable as of the Change in Control for the total number of shares at the time subject to such option and may be exercised for all or any portion of such shares as fully-vested shares of Common Stock. The Plan Administrator shall also have full power and authority to condition such option acceleration, and the termination of any of the Company's repurchase rights with respect to any unvested shares purchased or purchasable under such option, upon the subsequent termination of the optionee's employment within a designated period following the Change in Control.

         A "Change in Control" shall be deemed to occur should twenty-five percent (25%) or more of the Company's outstanding voting stock be acquired, at a time when one or more classes of the Company's equity securities are registered under Section 12(g) of the Securities Exchange Act of 1934 (as amended), pursuant to a tender or exchange offer which (i) is made by a person or group of related persons other than the Company or a person that directly or indirectly controls, is controlled by or is under common control with the Company and (ii) the Board does not recommend the Company's stockholders to accept.

         (c) Upon the consummation of the Corporate Transaction, all outstanding options under the Plan shall, to the extent not previously exercised or assumed by the successor corporation or its parent company, terminate and be without further force or effect. Upon the effectiveness of a Change in Control, all outstanding options accelerated pursuant to Section VII(b) above shall remain fully exercisable until the expiration or sooner termination of the option term specified in the instrument evidencing the option. In connection with any such Corporate Transaction, the exercisability as an incentive stock option under the Federal tax laws of any accelerated options under the Plan shall remain subject to the applicable dollar limitation of Section VI(b).

         (d) If the Company is the surviving entity in any Corporate Transaction or the outstanding options are to be assumed in connection with such Corporate Transaction, then each option which remains outstanding under the Plan immediately after such Corporate Transaction shall be appropriately adjusted to apply and pertain to the number and class of any other securities and/or the cash or other property which would be issuable, in consummation of such Corporate Transaction, to an actual holder of the same number of shares of Common Stock as are subject to such option immediately prior to such Corporate Transaction, and appropriate adjustments shall also be made to the option price payable per share, provided the aggregate option price payable for such option shall remain the same. Appropriate adjustments shall also be made to the class and number of securities available for issuance under the Plan following the consummation of such Corporate Transaction.

         (e) The grant of options under this Plan shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.


                   VIII. CANCELLATION AND NEW GRANT OF OPTIONS

         The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected optionees, the cancellation of any or all outstanding options under the Plan and to grant in substitution therefor new options under the Plan covering the same or different numbers of shares of Common Stock but having an option price per share not less than one hundred percent (100%) of the fair market value in the case of an Incentive Option or, in the case of an Incentive Option granted to a 10% Stockholder, not less than one hundred and ten percent (110%) of the fair market value of a share of Common Stock on the new grant date.


                   IX. SURRENDER OF OPTIONS FOR CASH OR STOCK

         (a) Provided and only if the Plan Administrator determines in its discretion to implement stock appreciation right provisions of this Section IX, one or more optionees may be granted the right, exercisable upon such terms and conditions as the Plan Administrator may establish at the time of the option grant or at any time thereafter, to surrender all or part of an unexercised option under the Plan in exchange for a distribution from the Company equal in amount to the difference between (i) the fair market value (at date of surrender) of the number of shares in which the optionee is at the time vested under the surrendered option or portion thereof and (ii) the aggregate option price payable for such vested shares.

         (b) No surrender of an option shall be effective hereunder unless it is approved by the Plan Administrator. If the surrender is so approved, then the distribution to which the optionee shall accordingly become entitled under this
Section IX may be made in shares of Common Stock valued at fair market value at date of surrender, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

         (c) If the surrender of an option is rejected by the Plan Administrator, then the optionee shall retain whatever rights the optionee had under the surrendered option (or surrendered portion thereof) on the date of surrender and may exercise such rights at any time prior to the later of (i) five (5) business days after the receipt of the rejection notice or (ii) the last day on which the option is otherwise exercisable in accordance with the terms of the instrument evidencing such option, but in no event may such rights be exercised at any time after ten (10) years (or five (5) years in the case of a 10% Stockholder) after the date of the option grant.

         (d) Notwithstanding the foregoing provisions of this Section IX, should a Change in Control (defined above) occur, then each officer or director who is at the time of the effectiveness of the Change in Control subject to the short-swing profit restrictions of the federal securities laws shall have the right (exercisable for a period not to exceed thirty (30) days following the effectiveness of the Change in Control) to surrender any or all options held by such individual under this Plan, to the extent such options are at the time exercisable for vested shares, and receive in exchange therefor an appreciation distribution calculated in accordance with Section IX(a). The approval of the Board shall not be required for such surrender, and the distribution to which such individual shall become entitled upon such surrender shall be made entirely in cash.

         (e) The following special provisions shall be applicable to any Incentive Option which is surrendered pursuant to the provisions of this Section
IX:

                  (i) The right to surrender the Incentive Option may only be transferred or assigned in connection with a transfer or assignment of the Incentive Option in compliance with the limitations hereof.

                  (ii) The Incentive Option may only be surrendered when there is a positive spread between the fair market value of the shares subject to the surrendered option and the aggregate option price payable for such shares.

                  (iii) The Incentive Option may not be surrendered at any time after the expiration or sooner termination of the option term.



                      X. BONUS, LOANS OR GUARANTEE OF LOANS

         The Plan Administrator may assist any optionee (including any officer or director) in the exercise of one or more options granted to such optionee under the Plan by (a) authorizing the extension of a loan to such optionee from the Company and/or the payment of a bonus by Company to optionee holding other than an Incentive Option in an amount calculated to assist optionee in paying optionee's federal and state tax obligation upon exercise of one or more options, (b) permitting the optionee to pay the option price for the purchased Common Stock in installments over a period of years or (c) authorizing a guarantee by the Company of a third party loan to the optionee. The terms of any loan, installment method of payment or guarantee (including the interest rate and terms of repayment) will be established by the Plan Administrator in its sole discretion. Loans, installment payments and guarantees may be granted without security or collateral (other than to optionees who are consultants or independent contractors of or who have a business relationship with the Company or its parent or subsidiary corporations, in which event the loan must be adequately secured by collateral other than the purchased shares), but the maximum credit available to the optionee shall not exceed any limit imposed by applicable law.

                        XI. EXTENSION OF EXERCISE PERIOD

         The Board shall have full power and authority, exercisable in its sole discretion to extend, either at any time while the option is granted or at the time while the option remains outstanding, the period of time for which the option is to remain exercisable following the optionee's termination of Employee status from the period set forth in the option, agreement to such greater period of time as the Plan Administrator shall deem appropriate; provided, however, that in no event shall such option be exercisable after the specified expiration date of the option term.


                           XII. AMENDMENT OF THE PLAN

         The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects whatsoever; provided, however, that no such amendment or modification shall, without the consent of the holders, materially and adversely affect rights and obligations with respect to options at the time outstanding under the Plan; and provided, further, that the Board shall not, without the approval of the stockholders of the Company (i) increase the maximum number of shares issuable under the Plan, except for permissible adjustments under Section IV(c), (ii) materially modify the eligibility requirements for the grant of options under the Plan or (iii) otherwise materially increase the benefits accruing to participants under the Plan.


                      XIII. EFFECTIVE DATE AND TERM OF PLAN

         (a) The Plan shall be come effective when adopted by the Board, but no option granted under the Plan shall become exercisable unless and until the Plan shall have been approved by the stockholders of the Company. If such stockholder approval is not obtained within twelve (12) months after the date of the Board's adoption of the Plan, then all options previously granted under the Plan shall terminate and no further options shall be granted. Subject to such limitation, the Plan Administrator may grant options under the Plan at any time after the effective date and before the date fixed herein for termination of the Plan.

         (b) Unless sooner terminated in accordance with Section VII, the Plan shall terminate upon the earlier of (i) the expiration of the ten (10) year period measured from the date of the Board's adoption of the Plan or (ii) the date on which all shares available for issuance under the Plan shall have been issued or cancelled pursuant to the exercise or surrender of options granted hereunder. If the date of termination is determined under clause (i) above, then options outstanding on such date shall thereafter continue to have force and effect in accordance with the provisions of the instruments evidencing such options.

         (c) Options may be granted under this Plan to purchase shares of Common Stock in excess of the number of shares then available for issuance under the Plan, provided (i) an amendment to increase the maximum number of shares issuable under the Plan is adopted by the Board prior to the initial grant of any such option and within one year thereafter such amendment is approved by the stockholders of the Company and (ii) each option granted is not to become exercisable, in whole or in part, at any time prior to the obtaining of such stockholder approval.

                              XIV. USE OF PROCEEDS

         Any cash proceeds received by the Company from the sale of shares pursuant to options granted under the Plan shall be used for general corporate purposes.

                            XV. REGULATORY APPROVALS

         The implementation of the Plan, the granting of any option hereunder, and the issuance of stock upon the exercise or surrender of any such option shall be subject to the procurement by the Company of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it and the stock issued pursuant to it.